BIONX IMPLANTS, INC., AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                   (UNAUDITED)
                     (in thousands, Except per share data)
Computation of Earnings (Loss) per Common Share


                                                                           For the Three Months Ended       For the Six Months Ended
                                                                                     June 30,                     June 30,
                                                                             1996              1997         1996        1997
                                                                             -----      -----------  -----------        ----
Primary:

Weighted average common shares outstanding........................            5,263           5,318        5,263        5,318
Weighted average incremental shares assumed
  to be outstanding related to common stock
  options and warrants granted and convertible
  preferred stock based on the treasury stock method..............              253             561          253          561
Weighted average convertible preferred stock
  (if converted method)...........................................               -            1,053           -         1,053
Pro forma effect of shares issued pursuant
  to initial public offering as described in note
  3 of notes to the June 30, 1997 consolidated
  financial statements............................................               -            2,300           -         2,300
                                                                           --------           -----     --------        -----

Totals............................................................            5,516           9,232        5,516        9,232
                                                                          =========        ========    =========     ========

Net income (loss).................................................        $    (509)            454    $    (998)         676
                                                                          ==========       ========    ==========    ========

Per share amount..................................................        $   (0.09)       $   0.05    $   (0.18)    $   0.07
                                                                          =========         =======     =========     =======

Fully Diluted:

Weighted average common shares outstanding                                    5,263           5,318        5,263        5,318
Weighted average incremental shares assumed
  to be outstanding related to common stock
  options and warrants granted and convertible
  preferred stock based on the treasury stock method..............              253             591          253          590
Weighted average convertible preferred stock
  (if converted method)...........................................               -            1,053           -         1,053
Pro forma effect of shares issued pursuant to
  initial public offering as described in note 3
  of the notes to the June 30, 1997 consolidated
  financial statements............................................               -            2,300           -         2,300
                                                                           --------           -----      -------        -----

Totals                                                                        5,516           9,262        5,516        9,261
                                                                           --------           -----        -----        -----

Net income (loss)                                                              (509)            454         (998)         676
                                                                           ---------            ---      --------         ---

Per share amount                                                          $   (0.09)           0.05    $   (0.18)        0.07
                                                                           =========        =======     =========     =======
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